EXHIBIT (10)
                                WARRANT

This Warrant Grant is made this 23rd day of March 1995, between SelecTronics, Inc., a Delaware corporation (herein referred to as the 'Company') and Xerox Corporation (herein referred to as 'Xerox').

                              WITNESSETH:

1. The Company hereby grants to Xerox for good and valuable consideration received a warrant to purchase an aggregate of 150,000 shares of the $.01 par value Common Stock of the Company (herein referred to as 'Shares'). The price shall be the lower of (i) ten cents ($.10) per Common Share, or (ii) the lowest price per share realized in a public or private sale by the Company of its Common Stock in any transaction closed after the date of this Warrant in which such transaction the aggregate gross sales price was one million dollars ($1,000,000) or more.

2. The warrant may be exercised at any time or from time to time as to all or any part of the Shares then available for exercise.

3. This warrant, to the extent not exercised, shall expire on the fifth anniversary of the warrant date.

4.  The warrant is not transferable by Xerox.

5. In order for the warrant to be exercised, in whole or in part, Xerox must give notice to the Company in writing and the notice must be accompanied by payment in full of the warrant exercise price for the Shares being purchased.

6. Upon the exercise of the warrant, Xerox shall not thereafter transfer, encumber, or dispose of the Shares so purchased unless: (a) an effective registration statement covering such Shares is filled pursuant to the Securities Act of 1933, as amended, and applicable state law; or
(b) an opinion letter of Xerox' counsel is obtained, satisfactory to the Company and its counsel, that such transfer is not in violation of any applicable federal or state securities laws or regulations.

7. This warrant shall be binding upon and inure to the benefit of any successor or assignee of the Company and to any successor of Xerox.

IN WITNESS WHEREOF, the Company has caused this warrant to be executed in its behalf by its duly authorized officer and to be sealed with its corporate seal, attested by its Secretary or Assistant Secretary.

Dated: 23 March 1995
Pittsford, New York
ATTEST:                           SELECTRONICS, INC.
_______________________           By:_______________________

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